UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2006

Professional Lease Management Income Fund I, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	0-28376	94-3209289
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Lexington Avenue 67th Floor	New York NY	10174
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212)-682-3344

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01 Other Events

On May 25, 2006, PLM Financial Services Inc., the manager of Professional Lease Management Income Fund I, (Fund I) declared a cash distribution of $1.20 per Fund I Class A unit payable on June 15, 2006 to Fund I holders of record as of May 25, 2006. The total amount to be distributed will be $7.6 million of which $6.0 million will be distributed to the Class A members and $1.6 million will be distributed to the Class B member.

The cash for this distribution came from operations and from the sale of equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Lease Management Income Fund I, L.L.C. By PLM Financial Services, Inc. Its Manager
By: /s/ Richard K Brock
Date: May 25, 2006	Richard K Brock Chief Financial Officer